UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2008

ALLEGRO BIODIESEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-21982	20-5748331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6033 West Century Boulevard, Suite 1090, Los Angeles, California 90045
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (310) 670-2093

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Allegro under any of the following provisions (see General Instruction A.2.below):

[__]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 13, 2008, pursuant to approval from our Board of Directors, we entered into a new services agreement (the “2008 Services Agreement”) with Ocean Park Advisors, LLC (“OPA”), pursuant to which OPA will assist the Company in monetizing non-operating assets and seeking a strategic transaction.  The 2008 Services Agreement supersedes the agreement we entered into with OPA in September 2006 (the “2006 Services Agreement”).  The 2006 Services Agreement is now terminated and of no further force or effect.  The 2008 Services Agreement provides for an initial term of one year, after which time it may be terminated by either party upon sixty days’ advance written notice. Pursuant to the terms of the 2008 Services Agreement, OPA will still have the right to appoint two directors to our Board, and certain of OPA’s professionals and consultants will continue to perform general and administrative functions for us.  In consideration of the services provided by OPA to us, we will pay OPA a monthly base fee of $18,000, reduced from $60,000 under the 2006 Services Agreement.  Also, OPA agreed to waive $184,399.06 of its accrued but unpaid fees under the 2006 Services Agreement and to be paid the applicable portion of the balance of such fees (totaling $200,000) upon the achievement of one or more  specified milestones set forth in the Agreement (the “Milestones”).  Additionally, OPA will receive the applicable portion of bonus payments of up to $60,000 if it achieves one or more of the Milestones.

The 2008 Services Agreement also provides that applicable accrued fees and bonuses will be paid to OPA if the Agreement expires or is terminated without “Cause” by us (as defined in the Agreement) and we complete one or more of the Milestones within two years of the date of expiration or termination of the Agreement, or our Board fails to use good faith efforts to complete one or more Milestones within such time frame.

Bruce Comer, our President, Chief Executive Officer, Principal Financial Officer and a member of our Board of Directors, is a principal of OPA.  Mr. Comer did not participate in the consideration or approval of the 2008 Services Agreement by our Board.

The above description of the 2008 Services Agreement is a summary only and is qualified in its entirety by reference to the Agreement itself, which is attached hereto as Exhibit 10.1.

Item 1.02.  Termination of a Material Definitive Agreement.

As described in Item 1.01 above, upon execution of the 2008 Services Agreement, the 2006 Services Agreement was terminated.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2008, our Board of Directors decided that, if we receive at least $200,000 from our pending arbitration claims against the former members of Vanguard Synfuels, LLC, all accrued but unpaid fees due and owing to our current and former independent directors, Jeffrey Lawton and Paul A. Galleberg (approximately $19,668), will be paid to them, and our current independent director, Mr. Lawton, will receive full payment of his fees in the future (he currently only receives 50% of such fees, with the balance accrued but unpaid).  Mr. Lawton did not participate in the consideration or approval of this matter by our Board.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Services Agreement dated November 13, 2008, between OPA and the Registrant

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunder duly authorized.

Date:    November 19, 2008

ALLEGRO BIODIESEL CORPORATION

By: /s/ W. Bruce Comer III
W. Bruce Comer III
Chief Executive Officer